UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 14, 2024

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures set forth in Items 2.03 and 3.02 below are incorporated by reference into this Item 1.01.

The Mortgage Lender (as defined below) under the Amended Loan Agreement (as defined below) and/or its affiliates have various other relationships with the Company (as defined below), including as a significant stockholder of the Company.

All of the lenders under the Amended Credit Agreement (as defined below) or their affiliates have various other relationships with the Company and its subsidiaries involving the provision of financial services, and some may serve as a source of retail financing for the Company’s customers.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 14, 2024, LDRV Holdings Corp., Lazydays RV America, LLC, Lazydays RV Discount, LLC and Lazydays Mile HI RV, LLC (collectively with certain other subsidiary entities, the “Credit Agreement Borrowers”), the Company and certain other subsidiaries of the Company entered into a Second Amendment to the Second Amended and Restated Credit Agreement and Consent (the “Credit Agreement Amendment”), with Manufacturers and Traders Trust Company (“M&T”), as Administrative Agent, Swingline Lender, Issuing Bank and a Lender, and other financial institutions as Lenders. The Credit Agreement Amendment amends that certain Second Amended and Restated Credit Agreement dated February 23, 2023 (as amended prior to May 14, 2024, the “Prior Credit Agreement” and, the Prior Credit Agreement as amended by the Credit Agreement Amendment, the “Amended Credit Agreement”), among the Credit Agreement Borrowers, M&T, as Administrative Agent, Swingline Lender, Issuing Bank and a Lender, and other financial institutions as Lenders.

The Credit Agreement Amendment effected certain amendments to the Prior Credit Agreement, including the following (with any term capitalized but not defined below having the meaning ascribed to it in the Amended Credit Agreement):

●	The Credit Agreement Borrowers and other loan parties are no longer required to comply with (a) the minimum Consolidated EBITDA financial covenant set forth in Section 6.18 of the Prior Credit Agreement for the Measurement Period ending March 31, 2024 or (b) the minimum Liquidity financial covenant set forth in Section 6.19 of the Prior Credit Agreement for the months ending March 31, 2024 and April 30, 2024.

●	Commencing on the effective date of the Credit Agreement Amendment and continuing until the end of the Ratio Adjustment Period, the interest rate is increased, such that: (a) with respect to the Revolving Credit Facility, (i) the Applicable Rate for SOFR Borrowings shall be 3.40% and (ii) the Applicable Rate for Base Rate Borrowings shall be 2.40% and (b) with respect to the Floor Plan Facility, (i) the Applicable Rate for SOFR Borrowings shall be 2.55% and (ii) the Applicable Rate for Base Rate Borrowings shall be 1.55%.

●	Commencing on the effective date of the Credit Agreement Amendment and continuing until the end of the Ratio Adjustment Period, no Revolving Credit Loans will be available to the Credit Agreement Borrowers.

●	The lenders’ aggregate commitment in respect of the Floor Plan Line of Credit is reduced from $525.0 million to $480.0 million.

●	The Ratio Adjustment Period will not end until the Borrower Representative delivers a Compliance Certificate for the Fiscal Quarter ending June 30, 2025 that demonstrates that the Total Net Leverage Ratio is less than 3.00 to 1.00 for such Measurement Period.

●

The Credit Agreement Borrowers are required to repay the outstanding principal amount of the Revolving Credit Loans (a) on or before June 10, 2024, in an amount equal to $5.0 million, (b) on or before September 30, 2024, in an amount equal to $2.50 million, and (c) on or before December 31, 2024, in an amount equal to $2.50 million, and, in each case, the Credit Agreement Borrowers are required in connection therewith to submit a notice that will permanently reduce the lenders’ aggregate commitment in respect of the Revolving Credit Facility by such respective amounts. On May 16, 2024, the Credit Agreement Borrowers made the required $5.0 principal repayment described in clause (a) of the previous sentence and submitted the notice to permanently reduce the lenders’ aggregate commitment in respect of the Revolving Credit Facility by such amount.

●	The financial covenants are amended, including (a) to adjust the maximum Total Net Leverage Ratio financial covenant set forth in Section 6.12 of the Prior Credit Agreement and the minimum Consolidated Fixed Charge Coverage Ratio financial covenant set forth in Section 6.13 of the Prior Credit Agreement and to provide that such financial covenants will not be tested until the Fiscal Quarter ending March 31, 2025 for the Measurement Period then ending, (b) to adjust the minimum Consolidated Current Ratio financial covenant thresholds set forth in Section 6.14 of the Prior Credit Agreement, (c) to adjust the minimum Consolidated EBITDA financial covenant set forth in Section 6.18 of the Prior Credit Agreement from a quarter-end test for the Measurement Period then ended into a month-end test for the period beginning May 1, 2024 then ended, and to adjust the minimum Consolidated EBITDA financial covenant thresholds for the applicable periods, and (d) to adjust the minimum Liquidity financial covenant thresholds set forth in Section 6.19 of the Prior Credit Agreement.

●	The Company and its subsidiaries are prohibited from entering into transactions with Affiliates (other than wholly-owned loan parties) except with the prior written consent of the Administrative Agent, not to be unreasonably withheld, conditions or delayed, subject to certain exceptions.

The Credit Agreement Amendment also required a capital infusion to be made to LDRV Holdings Corp. equal to $15.0 million on or before June 10, 2024. To comply with that requirement, on May 15, 2024, LD Real Estate, LLC, Lazydays RV of Ohio, LLC, Airstream of Knoxville at Lazydays RV, LLC, Lone Star Acquisition LLC and Lazydays Land of Phoenix, LLC (collectively, the “Loan Agreement Borrowers”), each a wholly owned subsidiary of the Company, the Company and certain subsidiaries of the Company entered into a First Amendment to Loan Agreement (the “Loan Agreement Amendment”) with Coliseum Holdings I, LLC as lender (the “Mortgage Lender”), amending that certain Loan Agreement, dated as of December 29, 2023, by and between the Loan Agreement Borrowers and Mortgage Lender (the “Original Loan Agreement” and, the Original Loan Agreement as amended by the Loan Agreement Amendment, the “Amended Loan Agreement”).

Pursuant to the Loan Agreement Amendment, on May 15, 2024 the Mortgage Lender advanced an additional $15.0 million mortgage loan (the “Advance”), increasing the aggregate principal amount of the mortgage loan advanced under the Amended Loan Agreement from $35.0 million to $50.0 million (the “Loan”). The interest rate, maturity date and repayment provisions applicable to the Advance are the same as those applicable to the Loan prior to the Loan Agreement Amendment (the “Prior Loan”). The Loan Agreement Borrowers paid the Mortgage Lender a closing fee in the amount of 2.50% of the Advance, which is the same rate of the closing fee that the Loan Agreement Borrowers paid to the Mortgage Lender with respect to the Prior Loan.

In connection with the Loan Agreement Amendment, the Loan Agreement Borrowers delivered to the Mortgage Lender a mortgage, an assignment of leases and rents and certain related security documents applicable to certain real property located in Fort Pierce, Florida. The Loan Agreement Amendment requires the Loan Agreement Borrowers to use the proceeds from the Advance to make a distribution to LDRV Holdings Corp. to be used to make a $5.0 million payment under the Amended Credit Agreement and to otherwise be held by LDRV Holdings Corp. in accordance with the terms of the Credit Agreement Amendment. The Company intends to use the remaining proceeds for general corporate purposes.

In connection with the Amendment, the Company agreed to issue warrants to certain related parties of the Mortgage Lender, as discussed further in Item 3.02 below.

The descriptions of the Credit Agreement Amendment and the Loan Agreement Amendment are qualified in their entirety by reference to the complete terms and conditions of the Credit Agreement Amendment and the Loan Agreement Amendment, copies of which are filed as exhibits hereto, and incorporated by reference herein.

Our board of directors established a special committee of independent directors and delegated to the special committee authority to evaluate and negotiate financing options as part of the amendment process. The special committee was advised by Richards, Layton & Finger, P.A. and Holland & Knight LLP, and also obtained certain external financial market advice. Upon reviewing available alternatives, the special committee unanimously approved the increase to the size of the mortgage loan facility and the related warrant issuance.

Item 3.02 Unregistered Sales of Equity Securities.

As partial consideration for the Loan Agreement Amendment, on May 15, 2024, the Company issued warrants (the “Warrants”) to purchase in the aggregate up to 2,000,000 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) to Coliseum Capital Partners, L.P. and Blackwell Partners LLC – Series A (each, a “Holder”), each an advisory client of Coliseum Capital Management, LLC, an affiliate of the Mortgage Lender. Each Warrant may be exercised to purchase Common Stock (the “Warrant Shares”) for $5.25 per share (the “Warrant Price”) at any time on or after May 15, 2024 and until 5:00 p.m. (New York City time) on May 15, 2034.

The Warrant Price and/or number of Warrant Shares issuable are subject to adjustment from time to time upon the occurrence of certain dilutive events, including: (a) stock dividends and splits; (b) certain rights offerings; (c) certain dividends or distributions; (d) certain consolidations, combinations, reverse stock splits or reclassifications of the Common Stock; (e) certain issuances of Common Stock, including rights, warrants or options to subscribe for Common Stock or securities convertible into Common Stock; and (f) a change in price or rate of conversion of certain rights, warrants or options to subscribe for Common Stock.

In the event of a Fundamental Transaction (as defined in the Warrant), the Holders have a right to receive alternate consideration (including cash) for shares of Common Stock underlying the Warrant. Also, in the event of a Fundamental Transaction (and certain other events as described in the Warrant), the Warrant Price will be reduced in accordance with the terms of the Warrant and, if requested by a Holder, the Company will purchase all or a portion of the Warrant as requested by the Holder.

The Warrants do not entitle the Holders to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect to meetings of stockholders.

In connection with the issuance of the Warrants, on May 15, 2024, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Holders granting the Holders various registration rights and requiring that the Company prepare and file, on or before July 29, 2024, a registration statement in compliance with the requirements of the Securities Act to register the Warrant or Warrant Shares and all other Common Stock or other equity securities of the Company held by the Holders. The Registration Rights Agreement also entitles the Holders to piggyback on the registration of Company securities by the Company and other Company securityholders. The Company will be responsible for the payment of the Holders’ expenses in connection with any offering or sale of registrable securities by the Holders, including underwriting discounts or selling commissions, placement agent or broker fees or similar discounts, commissions or fees relating to the sale of certain registrable securities.

The Warrants are not registered under the Securities Act and were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) thereof as they were issued to two accredited investors and not issued through any general solicitation or advertisement.

The descriptions of the Warrants and the Registration Rights Agreement are qualified in their entirety by reference to the complete terms and conditions of the Warrants and Registration Rights Agreement, copies of which are filed as exhibits hereto, and incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

On May 15, 2024, in connection with the issuance of the Warrants and pursuant to the Company’s Certificate of Designations of Series A Convertible Preferred Stock, because the Company issued and sold Warrants at a price less than the prior $10.0625 conversion price of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”), the conversion price of the Preferred Stock was adjusted to $9.65 per share. After this adjustment to the conversion price of the Preferred Stock and taking into account accrued dividends on the Preferred Stock as of May 15, 2024, the currently outstanding 600,000 shares of the Preferred Stock would convert into a total of 6,651,198 shares of Common Stock (adjusted from 5,962,733 as of on the original issue date of the Preferred Stock and adjusted from 6,378,540 as of immediately prior to the issuance of such Warrants after taking into account such accrued dividends).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amendment to Second Amended and Restated Credit Agreement and Consent, dated May 14, 2024, by and among LDRV Holdings Corp., the other loan parties party thereto, each of the lenders and Manufacturers and Traders Trust Company.

10.2	First Amendment to Loan Agreement, dated as of May 15, 2024, by and among LD Real Estate, LLC, Lazydays RV of Ohio, LLC, Airstream of Knoxville at Lazydays RV, LLC, Lone Star Acquisition LLC, Lazydays Land of Phoenix, LLC, the guarantors party thereto and Coliseum Holdings I, LLC (filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on May 15, 2024 and incorporated herein by reference).

10.3	Registration Rights Agreement, dated May 15, 2024, between Lazydays Holdings, Inc. and the investors named therein (filed as Exhibit 10.3 to the Quarterly Report on Form 10-Q filed on May 15, 2024 and incorporated herein by reference).

10.4	Common Stock Purchase Warrant (Coliseum Capital Partners, L.P.) (filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q filed on May 15, 2024 and incorporated herein by reference).

10.5	Common Stock Purchase Warrant (Blackwell Partners, LLC - Series A) (filed as Exhibit 10.5 to the Quarterly Report on Form 10-Q filed on May 15, 2024 and incorporated herein by reference).

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

May 16, 2024	By	/s/ Kelly Porter
Date		Kelly Porter
Chief Financial Officer